EXHIBIT 10.6

OCCIDENTAL PETROLEUM CORPORATION

December 31, 2019

Western Midstream Operating GP, LLC
1201 Lake Robins Drive
The Woodlands, TX 77380
Attention: Michael P. Ure

Re: WGRAH Indemnification Agreement

To Whom It May Concern:

Reference is made to that certain WGRAH Indemnification Agreement (the “Indemnification Agreement”), dated as of February 28, 2019, by and between WGR Asset Holding Company LLC, a Delaware limited liability company (“Indemnitor”), and Western Midstream Operating GP, LLC, a Delaware limited liability company (the “Indemnitee”). Unless otherwise noted, capitalized terms not defined herein will have the meaning set forth in the Indemnification Agreement.
The Indemnification Agreement governs certain indemnity obligations of Indemnitor relating to potential Lender Claims made against Indemnitee or Western Midstream Operating, LP, a Delaware limited partnership (“WES OP”), with respect to certain borrowings of WES OP. Under Section 2.1 of the Indemnification Agreement, Indemnitor agreed, subject to certain limitations, to indemnify and hold harmless Indemnitee from and against any Lender Claim.
The purpose of this letter is to memorialize the agreement between the Indemnitor and Indemnitee to terminate the Indemnification Agreement and release Indemnitor from any indemnity obligations under the Indemnification Agreement. Therefore, in consideration of the mutual benefits to be hereinafter derived, you agree that you hereby consent to the termination of the Indemnification Agreement and release of Indemnitor's indemnity obligations under the Indemnification Agreement.
Please indicate your agreement to the foregoing by signing this letter in the space provided on the following page and returning to our attention. This consent may be executed and delivered in any number of counterparts and by electronic transmission, each of which will be deemed an original instrument and together will constitute for all purposes one agreement.
[Signature Page Follows.]

Sincerely,

INDEMNITOR:

WGR ASSET HOLDING COMPANY LLC

By:	/s/ Nicole E. Clark
Name:	Nicole E. Clark
Title:	Vice President and Secretary

AGREED AND ACCEPTED THIS _31_ DAY OF DECEMBER, 2019

INDEMNITEE:

WESTERN MIDSTREAM OPERATING GP, LLC

By:	/s/ Michael P. Ure
Name:	Michael P. Ure
Title:	President and Chief Executive Officer

Signature Page to Letter of Consent